SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 23, 2016

UNITED-GUARDIAN, INC.

(Exact name of Registrant as Specified in Charter)

DELAWARE	001-10526	11-1719724
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

On March 24, 2016 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.01. Changes in Registrant's Certifying Accountant

(a) Resignation of Baker Tilly Virchow Krause, LLP

On March 25, 2016 Baker Tilly Virchow Krause, LLP (“Baker Tilly”) notified the Registrant that Baker Tilly was resigning as the Registrant’s independent accountant, effective immediately. After the completion of Baker Tilly’s most recent audit of the Registrant’s financial statements for the fiscal year ended December 31, 2015 (the “Audit”), the Registrant made an offer of employment to one of Baker Tilly’s employees who had been involved in the Audit. At the time the offer was made the Audit had been completed, so there was no independence issue in regard to the Audit itself. However, Baker Tilly determined that independence issues would prevent Baker Tilly from handling the audit of the Registrant for a period of one year, and notified the Registrant that it would have to resign.

Baker Tilly had audited the Registrant's financial statements for the fiscal years ended December 31, 2014 and 2015. The audit reports of Baker Tilly on the Registrant's financial statements for those years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the period from Baker Tilly's appointment as the Registrant's independent accountant through the date of this Report, there have been no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided a copy of this disclosure to Baker Tilly, and requested that Baker Tilly furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. A copy of Baker Tilly’s response is included as Exhibit 16.1 to this Report.

(b) Engagement of New Certifying Accountant

On March 29, 2016, as directed and approved by the Audit Committee of the Registrant’s Board of Directors, the Registrant formally retained Raich Ende Malter Co. LLP as the Registrant’s independent accountant, effective immediately. During the two most recent fiscal years and through the date of this Report, the Registrant has not consulted with Raich Ende Malter Co. LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On March 23, 2016, S. Ari Papoulias was appointed to the Board of Directors (the "Board") of the Registrant effective immediately. Since 2015 Mr. Papoulias has been Managing Director of ChemRise LLC, a business advisory firm. From 2006 to 2015 he was Global Marketing Director for Momentive Performance Materials, and from 1987 to 2006 he held various leadership positions with International Specialty Products, Inc. He holds a B.Sc. in Chemical Engineering, an M.Sc. in Chemical Engineering, a Ph.D. in Chemical Engineering, and an MBA in Finance. Mr. Papoulias will also be serving on the Board’s Audit Committee. There are no family relationships between Mr. Papoulias and any director or other executive officer of the Company, nor are there any transactions between him or any member of his immediate family and the Registrant that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Papoulias and any other persons or entities pursuant to which Mr. Papoulias was appointed as a director of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description

16.1	Letter from Baker dated March 29, 2016
99.1	Press release dated March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:	/s/ Kenneth H. Globus
Name:	Kenneth H. Globus
Title:	President

March 29, 2016